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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 of our report dated March 30, 1998, appearing in Part II, Item 8, "Financial Statements -- Report of Independent Accountants," of SmarTalk TeleServices, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ Price Waterhouse LLP
------------------------
Columbus, Ohio
May 1, 1998